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Fujitsu/SMIC Confidential

                                                                    Exhibit 10.4

                                License Agreement
                                 FUJITSU & SMIC

THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of the 14th day of August, 2002 (the "Effective Date") by and between FUJITSU LIMITED, a corporation organized and existing under the laws of Japan with its principal office at 50 Fuchigami, Akiruno, Tokyo 197-0833, Japan ( "FUJITSU") and Semiconductor Manufacturing International Corporation, duly organized and existing under the laws of Cayman Islands (British), having its registered office at P.O. Box 309, Grand Cayman, B.W.I. and Semiconductor Manufacturing International (Shanghai) Corporation, duly organized and existing under the laws of the People's Republic of China, having its principal place of business at 18 ZhangJiang Road, PuDong New Area, Shanghai, the People's Republic of China (hereinafter collectively "SMIC").

                                 WITNESSETH THAT:

WHEREAS, FUJITSU and SMIC entered into certain Foundry Agreement on September 26, 2001 (the "Foundry Agreement"), in which FUJITSU transferred and SMIC brought up the wafer process technology equivalent to FUJITSU'S 0.22um DRAM ("[ ]") wafer process technology under said Agreement.

WHEREAS, SMIC desires to make better use of such [ ] wafer process technology to enhance its productivity by producing certain DRAM products and foundry products for third party customers, and

WHEREAS, FUJITSU is willing to grant SMIC a license to do so under certain intellectual property rights and technical information of FUJITSU,

NOW THEREFORE, in consideration of the above premises and mutual covenants contained herein, both parties hereto agree as follows:

Article 1.    Definitions
1.1 "FUJITSU Process Technology" shall mean the front-end manufacturing process technology of 0.22-micron (what FUJITSU calls "[ ]") for manufacturing Licensed Products (hereinafter defined) and Foundry Products (hereinafter defined) which is owned or developed by FUJITSU, which FUJITSU has the right to grant a license to SMIC without payment of any compensation to third parties, and which is described in the Deliverables (hereinafter defined) and has been brought up by SMIC under the Foundry Agreement.
1.2 "FUJITSU Product Design" shall mean the product design data for Licensed Products which is owned or developed by FUJITSU, which FUJITSU has the right to grant a license to SMIC without payment of any compensation to third parties, and which is described in the Deliverables.
1.3 "Licensed Products" shall mean certain 64Mbit synchronous dynamic random-access memory (SDRAM) devices, part number of which are listed in Exhibit A, using FUJITSU Process Technology and FUJITSU Product Design whether in a die form or in a wafer form.
1.4 "Foundry Products" shall mean semiconductor devices incorporating DRAM Cell Array (hereinafter defined) therein, whether in a die or in a wafer form, which are designed by SMIC's customer ("Foundry Customer") excluding FUJITSU and manufactured by SMIC on behalf of the Foundry Customer by using FUJITSU Process Technology, the photo-masks or data for making

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     photo-masks in a completed form provided by the Foundry Customer. The number of Foundry Customers shall be limited to eight (8) concurrently. Any additional Foundry Customers exceeding eight (8) will be discussed by the parties.
1.5 "DRAM Cell Array" shall mean certain portion of Foundry Product which portion consists of memory cell, boundary cell, sense amplifier and word decoder/driver, using memory cell, boundary cell, sense amplifier and word decoder/driver portion of FUJITSU Product Design based on FUJITSU Process Technology provided by FUJITSU (hereinafter called "FUJITSU DRAM Cell Design").
1.6 FUJITSU Technology shall mean the FUJITSU Process Technology, FUJITSU Product Design and FUJITSU DRAM Cell Design.
1.7 "FUJITSU Intellectual Property Rights (IPR)" shall mean all patents, patent applications, maskwork rights, copyrights, trade secrets, know-how and other intellectual property rights in all countries of the world which are incorporated or embodied in FUJITSU Technology, and which are acquired by FUJITSU or under which FUJITSU has the right to grant a license to SMIC hereunder without payment of any compensation to third parties as of Effective Date or thereafter during the term of this Agreement.
1.8 "Net Sales" shall mean the actual sales price charged by SMIC to (1) its customers for Licensed Products and (2) its Foundry Customers for Foundry Products, but the following items may be excluded: amounts invoiced to its customers and/or Foundry Customers for returned goods for which a refund is given, normal sales discounts actually granted, insurance fees and packing and transportation charges, and taxes levied on lease or sale of such Foundry Products and actually incurred and paid by SMIC and in case of Foundry Products, any verified market testing costs and packaging cost to be confirmed by the parties and actually borne by SMIC for testing and/or packaging of the Foundry Products, if applicable.
1.9 "Deliverables" shall mean the documents, data, or any other form of the FUJITSU Technology defined in Article 1.6 above to be delivered by FUJITSU to SMIC hereunder. The details of the Deliverables are set forth in Exhibit B attached hereto.

Article 2.  Grant of License
2.1 Subject to the terms and conditions of this Agreement and the payments by SMIC as specified in Article 4, FUJITSU hereby grants to SMIC during the term of this Agreement a non-transferable, non-exclusive, worldwide and royalty-bearing license to use FUJITSU Process Technology. FUJITSU Product Design and FUJITSU IPR incorporated or embodied in FUJITSU Process Technology and FUJITSU Product Design, to manufacture Licensed Products at SMIC's own facilities and to market and sell such manufactured Licensed Products.
2.2 Subject to the terms and conditions of this Agreement and payment by SMIC under Article 4 below, FUJITSU, hereby grants to SMIC during the term of this Agreement a non-transferable, non-exclusive, worldwide and royalty-bearing license (i) to use FUJITSU Process Technology and FUJITSU IPR incorporated or embodied in FUJITSU Process Technology to manufacture the Foundry Products on behalf of the Foundry Customer at SMIC's own facilities and to supply such manufactured Foundry Products to the Foundry Customer, (ii) to use FUJITSU DRAM Cell Design and FUJITSU IPR incorporated or embodied therein to manufacture DRAM Cell Array incorporated in the Foundry Products on behalf of the Foundry Customer at SMIC's own facilities and to supply such manufactured DRAM Cell Array to the Foundry Customer.
2.3 Prior to engaging in any foundry arrangements with any Foundry Customer, SMIC shall inform FUJITSU in writing of such Foundry Customer's identity by filling out an application form

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     provided by FUJITSU. FUJITSU shall have the right to approve or disapprove within five (5) working days after the receipt of the application form filled out by SMIC. In the event of denial, FUJITSU shall provide a thorough explanation of the disapproval to SMIC. Upon delivery to SMIC of FUJITSU'S prior written approval, SMIC may disclose the FUJITSU DRAM Cell Design to the approved Foundry Customers for the sole purpose of their design of Foundry Products for exclusive manufacture at SMIC, provided that SMIC shall require such Foundry Customers prior to disclosure to enter into and comply with a written confidentiality agreement which FUJITSU deems reasonable and appropriate enough to protect and keep the confidentiality of the FUJITSU Technology. SMIC shall be responsible for the compliance by such Foundry Customers with such written confidentiality agreement.
2.4 It is confirmed and acknowledged by the parties that licenses granted under the Articles 2.1 and 2.2 shall not extend (i) to any design, circuit, specification, instruction or information of Licensed Products other than that incorporated in the DRAM Product Design or of Foundry Products other than that incorporated or embodied in DRAM Cell Array or (ii) to any back-end process of Licensed Products or Foundry Products.
2.5 Subject to the terms and conditions of this Agreement and payment by SMIC under Article 4 below, FUJITSU hereby grants to SMIC during the term of this Agreement a non-transferable, non-exclusive and worldwide license to reproduce, translate into English language and/or revise. Deliverables in whole or in part only as necessary for SMIC to exercise its license or perform its obligations under this Agreement subject to prior written consent of FUJITSU; provided that SMIC acknowledges that the copyright and any other proprietary right on such reproductions, translations and/or revisions shall remain proprietary to FUJITSU and further that FUJITSU shall not be responsible in any manner for whatever claims, liabilities, losses or damages arisen in connection with such reproductions, translations and/or revisions. SMIC shall affix the same copyright notice and proprietary notice as contained in the original Deliverables delivered to SMIC hereunder to all reproductions, translations and/or revisions made by SMIC.
2.6 The rights granted to SMIC hereunder shall not include any right to grant sublicenses to any third party or to have Licensed Products or Foundry Products made by any third party (except for SMIC's wholly-owned subsidiaries located in the People's Republic of China (or Mainland China) from time to time subject to prior written notice by SMIC to FUJITSU).
2.7 All rights not expressly granted under this Agreement are reserved to FUJITSU and, except as expressly set forth in this Agreement, no manufacturing, distribution or other rights are granted to SMIC with respect to the FUJITSU Technology, the FUJITSU IPR or any other technologies, products, or FUJITSU's name or trademarks. It is further agreed and acknowledged by the parties that no license, copyright or other interest is granted directly or indirectly by FUJTSU to SMIC as a result of conveying the technical information for reference purpose only to SMIC.
2.8 SMIC further acknowledges and agrees that nothing in this Agreement is intended to grant any license or right to any FUJITSU technical information that has been provided to SMIC by FUJITSU, including, but not limited to, sort test program whether in source code or object code, sort test specification or Product specific information under the Foundry Agreement, except otherwise specifically authorized by FUJITSU under this Agreement.
2.9 In the event any one of Foundry Customers brings or institute actions or suits against FUJITSU for FUJITSU's alleged infringement of any intellectual property rights of it, then all license and granted to SMIC by FUJITSU hereunder shall terminate upon SMIC's receipt of FUJITSU's notice for such particular Foundry Customer and any of its Foundry Product.

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Article 3.  Deliverables and Technical Assistance
3.1 After Effective Date, FUJITSU shall deliver to SMIC those Deliverables not previously delivered, including those relating to FUJITSU Product Design and FUJITSU DRAM Cell Design in accordance with the schedule set forth in Exhibit B attached hereto.
3.2 With respect to for Licensed Products, FUJITSU will provide the following technical assistance with respect to FUJITSU Product Design and/or Licensed Products.
     a.   [
                      ]
     b. It is agreed by the parties that they will separately enter into a certain sort test program source code agreement under which FUJITSU will grant license to FUJITSU sort test program to SMIC.
     c. SMIC agree that the technical assistance to be provided by FUJITSU is limited to the following area.
          - To answer questions SMIC may have with respect to Device Information Materials
          - To summarize probe test results and to answer questions SMIC may have with respect the probe test (excluding Licensed Product with configuration of x 4 comparable to FUJITSU's [ ]) till evaluation samples are produced, but no more than thirty (30)
               days after the evaluation samples are delivered to FUJITSU
          -    To summarize engineering data log for evaluation samples for only once and to answer questions SMIC may have with respect the engineering data log about evaluation samples (excluding
               Licensed Product with configuration of x 4 comparable to FUJITSU'S [ ]) but no more than thirty (30) days after FUJITSU provides summary of such engineering data log.
          - To give consulting about process integration till evaluation samples are produced
3.3 With respect to Foundry Products, FUJITSU will provide the following technical assistance. SMIC agrees to minimize the technical assistance to be provided by FUJITSU with respect to FUJITSU DRAM Cell Design. It is expected that the technical assistance to be provided by FUJITSU to SMIC will be mainly through tele-conferences, facsimile or e-mails within thirty
     (30) days after the delivery of each Deliverables for FUJITSU DRAM Cell Design.
3.4 At SMIC's written request and FUJITSU'S written consent, FUJITSU may additionally provide other technical information which is not included in the Deliverables, but which FUJITSU and SMIC agree is necessary for SMIC for the purpose of this Agreement. Such additional technical information to be provided by FUJITSU shall be deemed FUJITSU Technology.
3.5 SMIC agrees to minimize the technical assistance to be provided by FUJITSU with respect to any possible additional technical information mentioned above in Article 3.4. It is expected that the technical assistance to be provided by FUJITSU to SMIC will be mainly through tele-conferences, facsimile or e-mails within thirty (30) days after the delivery of each additional technical information. Beyond the abovementioned thirty (30) days period of time, if deemed necessary by FUJITSU for SMIC to carry out the licenses granted hereunder, FUJITSU may provide such technical assistance in good faith upon SMIC's request. FUJITSU will support any reasonable requests from SMIC. No other FUJITSU technical support, such as failure analysis, mask making, test programs, except otherwise mutually agreed upon the parties, will be provided to SMIC with respect to Foundry Customers designs or products or Licensed Products.

Article 4.  License Fee
4.1 In consideration of the rights and licenses granted in Article 2, SMIC shall pay FUJITSU the

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     following running royalty corresponding to the following three business arrangement:
     (1)  [  ]of Net Sales of all Licensed Products to its customers, and/or
     (2) [ ]of Net Sales of all Foundry Products to Foundry Customers who used to be the customers of other similarly situated FUJITSU's licensee of FUJITSU Process Technology and FUJITSU DRAM Cell Design, and/or
     (3) [ ]of Net Sales of all Foundry Products to any new Foundry Customers who have never be the customers of other similarly situated FUJITSU's licensee of FUJITSU Process Technology and Fujitsu DRAM Cell Design up to an accumulated royalty amount of [ ] thereafter. [ ] of Net Sales of all Foundry Products to such new Foundry Customers.
4.2 Within thirty (30) days after June 30 and December 31 of each year during the term of this Agreement, SMIC shall furnish to FUJITSU a sales statement which FUJITSU will keep in strict confidence certified by an officer or authorized representative of SMIC specifying the number of units and the total amount of sales of Licensed Products to third parties and the number of units and the total amount of sales of Foundry Products per Foundry Customer sold to its Foundry Customers by SMIC during the preceding calendar half-year and the total amounts of the running royalty for Licensed Products and Foundry Products payable to FUJITSU hereunder for such calendar half year.
4.3 Within sixty (60) days after June 30 and December 31, SMIC shall make payments of the running royalty in U.S. dollar calculated in accordance with Article 4.2 above to FUJITSU.
4.4 SMIC shall keep true and accurate records and books of accounts relating to the sales and manufacture of the Licensed Products and Foundry Products with accounting principles appropriate enough for FUJITSU to verify the sales and other statement provided by SMIC for any particular half-year period as set for the in Article 4.2 above for three (3) years after the end of such half-year period ("Auditing Period"). FUJITSU shall have the right, through a certificate independent public accountant designated by FUJITSU and acceptable to SMIC, provided that SMIC shall not unreasonably withhold its acceptance, to make an examination and audit at most once per year. If such an examination reveals an underpayment of running royalty which is more than [ ] of the total running royalty reported for each applicable reporting period. SMIC shall be responsible for the costs of such an examination. In case of such underpayment, SMIC shall pay the cost of such auditing and the deficiency plus the interest calculated at the rate set forth in Section 4.6 below.
4.5 Payments hereunder shall be made without deductions of taxes, assessments, or other charges of any kind which may be imposed on FUJITSU with respect to any amounts due to FUJITSU pursuant to this Agreement, and such taxes, assessments or other charges shall be paid by SMIC. However, income taxes or taxes of similar nature imposed on FUJITSU on account of the fixed fee payment and the running royalty payment hereunder by the Government of the Cayman Islands and/or the People's Republic of China or any political subdivision thereof and paid by SMIC for the account of FUJITSU shall be deductible from the fixed fee payment and the running royalty payment due to FUJITSU. To assist FUJITSU in obtaining such credit, SMIC shall furnish FUJITSU with such evidence as may be required by taxing authorities of the Government of Japan to establish that any such taxes have been paid.
4.6 SMIC shall be liable for interest on any overdue payments, at the rate of [ ] whichever is less, commencing on the date such payments are due until paid.

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Article 5.  Warranties and Limitation of Liability
5.1  Nothing contained in this Agreement shall be construed as :
a) a warranty or representation by FUJITSU as to the validity or scope of any FUJITSU IPR or FUJITSU Technology;
b) conferring upon SMIC any license, right or privilege under any intellectual property rights or other technical information of FUJITSU except the licenses, rights and privileges expressly granted hereunder;
c) a warranty or representation that any acts licensed hereunder will be free from infringement of patent, copyrights, maskwork rights or any other intellectual property rights;
d) an agreement to bring or institute actions or suits against third parties for infringement or conferring any right to bring or institute actions or suits against third parties for infringement;
e) conferring upon SMIC any right to use in advertizing, publicity, or otherwise any trademark, trade name or names or any contraction, abbreviation or simulation thereof, of FUJITSU; or
f) an obligation of FUJITSU to furnish any technical information or know-how except the obligation expressly provided in this Agreement
5.2 Notwithstanding the foregoing, in the event any claim, action, lawsuit or proceeding is threatened, made or brought by a third party against SMIC based on alleged infringement by Licensed Products manufactured by SMIC arising directly from SMIC's use in accordance with and within die scope of this Agreement of FUJITSU Technology, Deliverables and/or FUJITSU IPR provided and/or licensed to SMIC hereunder, of any intellectual property rights owned by any third party, FUJITSU will, at SMIC's written request and cost, use its commercially reasonable efforts to provide SMIC with technical assistance in connection with the defense and settlement of such claim or action, including but not limited to providing the technical information, provided that SMIC promptly advises FUJITSU in writing of any such claim or action. Notwithstanding the foregoing, in no event shall FUJITSU be required to provide any assistance for any intellectual property right infringement claim or action by third parties arising from the combination of the FUJITSU Technology, Deliverables and/or FUJITSU IPR provided and/or licensed to SMIC hereunder with other technology, designs, instructions, specification or any other information not provided by FUJITSU where such alleged infringement would not have occurred but for such combination.
5.3 FURTHERMORE, EXCEPT AS SPECIFIDED IN THIS AGREEMENT, FUJITSU DOES NOT MAKE ANY WARRANTIES, WHETHER EXPRESS OR OTHERWISE, CONCERNING FUJITSU IPR OR FUJITSU TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF FREEDOM FROM ERRORS OF DEFECTS OR NON-INFRINGEMENT.
5.4 IN NO EVENT SHALL FUJITSU BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT FUJITSU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE FUJITSU TECHNOLOGY OR LICENSED PRODUCTS OR FOUNDRY PRODUCTS OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL FUJITSU'S LIABILITY HEREUNDER EXCEED THE AMOUNT OF FEES ACTUALLY PAID TO FUJITSU HEREUNDER.

Article 6.  Confidential Information
6.1 SMIC shall keep all and any technique, know-how, and other information, including FUJITSU Technology, furnished or disclosed to SMIC by FUJITSU hereunder, which are marked as

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     confidential or proprietary in case such information is disclosed in documentary or other tangible form or which are first identified as confidential at the time of disclosure by FUJITSU in case of intangible disclosures, such as verbal or machine readable, and are summarized in writing for confirmation and sent to SMIC within thirty (30) days after such disclosure and designated as confidential or proprietary (hereinafter collectively called "FUJITSU Confidential Information") in strict confidence and use FUJITSU Confidential Information only for the purpose permitted under this Agreement. It is agreed and acknowledged by the parties that the confidential information disclosed between the partied under the NON-DISCLOSURE AGREEMENT of January 12th, 2001 by FUJITSU and SMIC and/or the Foundry Agreement shall be deemed Confidential Information under this Agreement.
6.2 SMIC shall not disclose any FUJITSU Confidential Information to any party except for its officers or employees who have a need-to-know to exercise the license or perform its obligations under this Agreement or except as necessary for SMIC to exercise its license or perform its obligations under this Agreement; provided that (a) SMIC shall require such its officers or employees and any third party to whom disclosure of FUJITSU Confidential Information is necessary to agree prior to disclosure in writing to comply with the confidentiality obligations which FUJITSU deems reasonable and appropriate enough to protect the FUJITSU Confidential Information under this Agreement; a copy of which must be provided to FUJITSU by SMIC prior to their access to FUJITSU Confidential Information, (b) SMIC shall exercise the same degree of care to safeguard the confidentiality of such FUJITSU Confidential Information as it would exercise in protecting the confidentiality of similar property of its own (but in no event less than a reasonable degree of care ); and (c) agrees to use its diligent efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any FUJITSU Confidential Information.
6.3 SMIC further ensures and warrants to FUJITSU that it maintains reasonable security and safety practices and controls in its premises sufficient to prevent any unauthorized disclosure or use of the FUJITSU Confidential Information or unauthorized use or misappropriation with respect to the FUJITSU Confidential Information or direct products thereof. Such practices shall include, but not limited to, to cause any visitor to sign in and out each time it visits SMIC's premises, or to inspect its employees to check if they do not bring any FUJITSU Confidential Information, direct products including Licensed Products and/or Foundry Products with them when they leave from SMIC's premises, or to maintain in its premises a secure location in which any FUJITSU Confidential Information shall be stored and which is accessible only by SMIC's employees who have a absolute need to know the same for the performance of this Agreement
6.4 Each party hereto shall keep the existence and terms of this Agreement in strict confidence, and shall not, directly or indirectly, disclose any of the existence and terms of this Agreement to any third party.
6.5 Nothing in this Agreement shall prohibit SMIC from disclosing the FUJITSU Confidential Information or the existence and terms and conditions of this Agreement if legally required to do so by judicial or governmental order or deposition, interrogatory, request for documents subpoena, civil investigative demand or similar process in judicial or governmental proceeding ("Required Disclosure"): provided that SMIC shall (i) give FUJITSU prompt notice of such Required Disclosure prior to disclosure, (ii) cooperative with FUJITSU in the event that it elects to contest such disclosure or seek a protective order with respect thereto and/or (iii) in any event only disclose the exact the FUJITSU Confidential Information or the terms and conditions of this Agreement, or portion thereof, specifically required by the Required Disclosure.
6.6 SMIC acknowledges that unauthorized disclosure of FUJITSU Confidential Information would

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     subject to irreparable injury and that FUJITSU shall be entitled, without waiving any other rights or remedies to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.
6.7 SMIC shall keep true and accurate books and records relating to the disclosure of FUJITSU Confidential Information to the extent authorized hereunder, manufacture and supply of Licensed Products and/or Foundry Products sufficient and appropriate enough for FUJITSU to verify SMIC's compliance with the terms and conditions of this Agreement FUJITSU has the right, with a reasonable prior notice and during normal business hours and SMIC's approval thereof which shall not be unreasonably withheld, to visit the SMIC premises and conduct an audit for the purpose of verifying SMIC's compliance with the terms and conditions, including but not limited to confidentiality obligations, hereunder, provided that SMIC shall hot be required, in connection with such audit, to violate its confidentiality obligations with any third party. If any such audit should disclose improper conduct by SMIC of the terms and condition of this Agreement, SMIC shall immediately bring itself into compliance with this Agreement and FUJITSU has the right to enforce SMIC and its employees the terms and conditions of this Agreement
6.8 Notwithstanding the foregoing provision of this Article 6, the following information shall not be deemed FUJITSU Confidential Information:
     a) information that is in the public domain at the time of FUJITSU'S release thereof to SMIC;
     b) information that falls into the public domain through no act or failure of act on the part of SMIC subsequent to the time of FUJITSU'S release thereof to SMIC;
     c) information that is already in the possession of SMIC at the time of FUJITSU'S release thereof to SMIC;
     d) information that is independently developed by SMIC without having an access to FUJITSU Confidential Information on or after FUJITSU'S release thereof to SMIC; or
     e) information that is rightfully received by SMIC from any third party and not under obligation of confidentiality on or after FUJITSU'S release thereof to SMIC
6.9 The confidentiality obligation under this Article shall continue during the term of this Agreement and for five (5) years after the cancellation or termination of this Agreement.

Article 7.  Term
7.1 This Agreement shall come into force and effect on Effective Date and shall continue to be effective for five (5) years after Effective Date.
7.2 Subsequent to the five (5) years set forth in Article 7.1 above, the term of this Agreement shall be extended on an annual basis, subject to the governmental authorizations required for the extension, unless either party hereto gives to the other party a notice to terminate this Agreement in writing at least six (6) months prior to the end of the then current five-year or one-year term of this Agreement
7.3 Both parties hereto may terminate this Agreement at any time for the purpose of mutual benefit upon the mutual agreement

Article 8.  Cancellation of this Agreement
8.1 Notwithstanding Article 7 above, FUJITSU may cancel this Agreement forthwith by giving a written notice to SMIC in the event of one or more of the following :
     a)   the filing by SMIC of a petition in bankruptcy or insolvency ;
     b) the filing by any third party of a petition in bankruptcy or insolvency against SMIC, unless such filing is set aside, dismissed or withdrawn or ceased to be in effect within thirty (30) days

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          from the date of such filing; -
     c) the filing by SMIC of any legal action or document seeking reorganization, readjustment or arrangement of SMIC's business under any law relating to bankruptcy or insolvency;
     d) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of SMIC;
     e)   the making by SMIC of any assignment for the benefit of creditors;
     f) the institution of any proceedings for the liquidation or winding up of SMIC's business or for the termination of its corporate charter; or
     g) failure to correct or cure any material breach by SMIC of any covenant or obligation under this Agreement within thirty (30) days after receipt by such other party of a written notice from FUJITSU specifying such breach.
8.2  In addition to Article 8.1 above, in the event that:
     a) SMIC consolidates with or mergers with or into another corporation, partnership, or other entity, whether or not SMIC is the surviving entity of such transaction;
     b) SMIC sells, assigns or otherwise transfers all or substantially all of SMIC's assets or semiconductor business to a third party; or
     c) any substantial change takes place in controlling the ownership or management of SMIC which affects the decision-making of SMIC's management or operations;
     and such event(s) is judged by FUJITSU after careful consideration to be detrimental to FUJITSU, FUJITSU may cancel this Agreement upon thirty (30) days' advance written notice to SMIC.

Article 9.  Effect of Termination or Cancellation
9.1 All licenses and rights granted to SMIC under Article 2 hereof shall cease on the date of termination or cancellation of this Agreement. (The ceasing, under this Article 9.1, of the licenses and rights granted to SMIC under
     Article 2 hereof is hereinafter called License Ceasing.)
9.2 In case of License Ceasing, SMIC shall, in accordance with the instruction of FUJITSU, return to FUJITSU all FUJITSU Confidential Information including Deliverables received from FUJITSU under this Agreement including all copies, or extractions or translations thereof. The confidentiality obligation of SMIC under Article 6 shall survive cancellation or termination of this Agreement.
9.3 No termination or cancellation of this Agreement shall disturb or revoke any rights or licenses with respect to any Licensed Products and/or Foundry Products which has been manufactured or whose manufacture is completed of the date of termination or cancellation, provided such manufactured Licensed Products and/or Foundry Products shall be sold in accordance with the terms and conditions of this Agreement within six (6) months after the date of termination or cancellation of this Agreement. Sales of such manufactured Licensed Products and/or Foundry Products shall be subject to the running royalty payments as set forth in Article 4. Such final payment shall be made by SMIC within thirty (30) days after the last day of such six (6) months.
9.4 No termination or cancellation of this Agreement shall release either party from any liability which at the time of termination or cancellation has already accrued, or shall in any way affect the survival of any right, duty or obligation of either party which is contemplated to be performed as of the date of or after such termination or cancellation.

Article 10. Export/Import License
SMIC hereto shall not export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control

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regulations of Japan, People's Republic of China, the United States and any
other relevant governments, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities SMIC hereby certifies that SMIC will not use technical information supplied by FUJITSU hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereinafter "weapon of mass destruction"). SMIC further certifies that it will not sell any products manufactured using FUJITSU'S technical information supplied hereunder to any third party if it knows or has reason to know that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

Article 11. Assignment
Neither party hereto shall, operation of law or otherwise, in whole or in part, assign or otherwise transfer this Agreement or any of rights oc obligations created thereunder without the prior written consent of the other party. Any attempted or purported assignment or delegation by either party without such consent shall be void and deemed a material breach of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties' permitted successors or assignees.

Article 12. Governing Law
The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, USA.

Article 13. Arbitration
The parties hereto shall use their best endeavors to settle by mutual agreement any disputes, controversies which may arise from, under, out of or in connection with this Agreement. If any such disputes, controversies or differences cannot be settled between the parties hereto, they shall be finally settled by confidential arbitration and such arbitration shall be held in San Jose, California, U.S.A. in accordance with the Rules of Arbitration of the International Chamber of Commerce, except that either party may bring an action seeking injunctive relief in a court of competent jurisdiction with respect to breach of confidentiality obligations as set forth in Section 6. The award rendered by the arbitrators shall be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the losing party and all costs (including reasonable attorney's fee) incurred in conducting the arbitration. Unless and until the panel of arbitrators rules to the contrary, all of the rights and obligations of each party shall continue in force and effect during the pendency of any dispute or arbitration.

Article 14. Notice
All notices, requests, demands and other communications which shall or may be given under this Agreement shall be made in writing by airmail or by facsimile to the address-specified below or to such changed address as may have been previously specified in writing by the addressed party:

          TO FUJITSU:   Fujitsu Limited
                        50 Fuchigami, Akiruno, Tokyo 197-0833, Japan
                        Attention: General Manager,
                                   System Memory Division
                                   Electronic Devices Group
                        Facsimile: 42-532-2445

          TO SMIC:      Semiconductor Manufacturing International Corporation

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                        18 ZhangJiang Road, PuDong New Area, Shanghai,
                        People's Republic of China
                        Attention:   T. Y. Chiu, Vice President
                        Facsimile:86-21-5080-3303

Unless otherwise proven, each such notice given by either party hereto shall be deemed to have been received by the other party on the fifth (5th) business day following the mailing date or on the second (2nd) business day following the facsimile date.

Article 15. Severability
If any term, clause or provision of this Agreement is judged to be ineffective, unenforceable or illegal by a court or executive body with judicial powers having jurisdiction over this Agreement or either party hereto, such ineffective, unenforceable or illegal term, clause or provision shall be deemed deleted from this Agreement, and the validity of any other term, clause or provision of this Agreement shall not be affected; provided that both parties shall negotiate in good faith and agree to mutually satisfactory term, clause or provision which shall replace the ineffective, unforeseeable or illegal term, clause or provision.

Article 16. Waiver
Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as waiver of such provisions or of the right of such party thereafter to enforce such provisions.

Article 17. Headings
The headings of Articles used in this Agreement are inserted for convenience of the reference only, and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

Article 18. Language
This Agreement and Exhibits hereto are in English language, which language shall be controlling in all respects.

Article 19. Entire Agreements
This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and merges all prior discussions between the parties hereto, and there are no other understandings, representations or warranties of any kind except as expressly set forth herein. Any amendment to this Agreement shall be ineffective, unless reduced to writing signed by duly authorized representatives of both parties hereto.

Article 20. Relationship of Parties
Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party on behalf of the other party or in the other party's name, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name.

Article 21. Counterparts
This Agreement shall be executed in two counterparts, each of which shall be deemed an original, and both of which shall be deemed to constitute one and the same instrument.

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IN WITHNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives on the day and year first above written.


Fujitsu Limited                          Semiconductor Manufacturing
                                         International Corporation


/s/ Masao Taguchi                        /s/ Tzu Yin Chiu     /s/ Anne Chen
--------------------------------------   ---------------------------------------
Signature                                Signature


Masao Taguchi                            Tzu Yin Chiu        Anne Chen
--------------------------------------   ---------------------------------------
Printed Name                             Printed Name


General Manager                          VP,OP II            Corporate Secretary
--------------------------------------   ---------------------------------------
Title  System Memory Div.                Title


August 5, 2002                           Aug. 14, 2002         Aug. 14, 2002
--------------------------------------   ---------------------------------------
Date                                     Date

                                         Semiconductor Manufacturing
                                         International (Shanghai) Corporation


                                         /s/ Tzu Yin Chiu
                                         ---------------------------------------
                                         Signature


                                         Tzu Yin Chiu
                                         ---------------------------------------
                                         Printed Name


                                         VP, OP II, SHIC
                                         ---------------------------------------
                                         Title


                                         Aug. 14, 2002
                                         ---------------------------------------
                                         Date


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                          Exhibit A: Licensed Products

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                             Exhibit B: Deliverables

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[


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